EXHIBIT 10.2
NONCOMPETITION AGREEMENT
     THIS NONCOMPETITION AGREEMENT (as hereinafter defined, this “Agreement”), is made as of this 11th day of October, 2006, by and among SOUTHERN SAW SERVICE, L.P., a Georgia limited partnership (“Southern Saw”), SOUTHERN SAW HOLDINGS, INC., a Georgia corporation (“Holdings” and together with Southern Saw, the “Sellers”) and SOUTHERN SAW ACQUISITION CORPORATION, a Delaware corporation having its headquarters and principal place of business in Lake Mary, Florida (“Buyer”).
W I T N E S S E T H:
     WHEREAS, capitalized terms used in these recitals and not otherwise defined shall have the meanings set forth in Section 1 of this Agreement; and
     WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer is purchasing substantially all of the assets of both Sellers pursuant to that certain Asset Purchase Agreement dated as of October 11, 2006 (as hereinafter defined, the “Asset Purchase Agreement”); and
     WHEREAS, Kasco Corporation, a Delaware corporation (“Kasco” and together with Buyer, the “Buyer Parties”), is the parent company of the Buyer and Kasco shall be an intended third party beneficiary of this Agreement; and
     WHEREAS, the Asset Purchase Agreement calls for the execution and delivery of a Noncompetition Agreement by Sellers for the benefit of the Buyer Parties, and this is the Noncompetition Agreement contemplated by the Asset Purchase Agreement; and
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is hereby agreed as follows:
     1. Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement. In addition, the following capitalized terms shall have the respective meanings as follows:
          “Affiliate” shall mean, with respect to any Person, any other Person controlling controlled by, or under common control with the first Person; provided, however, that “Affiliate” shall not include any employee of Holdings or any individual participant in the Holdings ESOP.
          “Agreed Courts” shall have the meaning set forth in Section 8 of this Agreement.
          “Agreement” shall mean this Noncompetition Agreement and all written amendments hereto that hereafter shall be executed and delivered by the parties.
          “Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of October 11, 2006 between the Buyer and Sellers, together with any written amendment thereto that heretofore has been executed and delivered by the parties.
          “Confidential Information” shall mean all of the following information pertaining to the Restricted Business or the Buyer Parties: (a) data or trade secrets, including secret processes, formulas or other technical data; (b) production methods; (c) customer lists; (d) personnel lists; (e) proprietary information; (f) financial or corporate records; (g) operational, sales, promotional and marketing methods and techniques; (h) computer programs, including source codes and/or object codes and other proprietary, competition-sensitive, or technical information or secrets developed with or without the help of either Seller; (i) all technologies, patents, formulas, bills of materials and processes used by Sellers; and (j) all customer and vendor lists and other related information. Confidential Information shall not include any information that: (1) at the time of disclosure is within the public domain; (2) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by either Seller; (3) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court, or other body, or (4) information received by either Seller from a source other than the business sold by the Sellers which is not known by either Seller to be under an obligation of confidentiality.
          “Employee” shall mean any full-time or part-time employee and any independent contractor performing services similar to those performed by employees.
          “Geographic Area” shall mean all locations in the world.
          “Buyer” shall mean Southern Saw Acquisition Corporation, a Delaware corporation.
          “Buyer Parties” shall mean Buyer and Kasco.
          “Noncompetition Period” shall mean the period beginning on the date of this Agreement and ending on the fifth (5th) anniversary of this Agreement.
          “Person” shall mean any individual, proprietorship, corporation, partnership, limited liability company, joint venture, association, trust, venture, or other organization or legal entity.
          “Restricted Business” shall mean any or all of (a) the business of producing, storing, transporting, sharpening, selling, or leasing sharp edge blade products for the meat business, the bakery business, the wood pallet business, and for other commercial businesses, and (b) the business of providing repair services for any equipment or products located in retail grocery stores, butcher shops, bakeries, restaurants, meat packing houses, meat processing houses, or meat slaughter houses.
          “Sellers” shall mean Southern Saw and Holdings.
     2. Acknowledgements by Sellers. Sellers acknowledge that:
          (a) This Agreement is ancillary to the main business purpose of the Asset Purchase Agreement and is executed by Sellers to protect the legitimate interests of the Buyer Parties with respect to Buyer’s acquisition of the assets of the Sellers.
          (b) This Agreement has been duly authorized, executed and delivered by the Sellers and is a valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and similar laws affecting creditors’ rights generally.
     3. Noncompetition. As an inducement for the Buyer to enter into the Asset Purchase Agreement and for Kasco to support the Buyer in closing the transactions contemplated by the Asset Purchase Agreement, and as additional consideration for the Purchase Price to be paid to Sellers under the Asset Purchase Agreement, the Sellers specifically agree that during the Noncompetition Period, no Seller shall, without the prior written consent of the Buyer, either directly or indirectly:
          (a) compete with the Buyer Parties in, or otherwise engage in, any aspect of the Restricted Business; or
          (b) solicit, hire, or induce to refuse employment by the Buyer Parties or to leave the employ of the Buyer Parties any person who as of either the date of this Agreement was an Employee of Holdings working in the Restricted Business to whom Buyer shall have made an offer of employment.
In the event of a breach by either Seller of any covenant set forth in this Section 3, the term of such covenant will be extended for both Sellers by the period of the duration of such breach.
     4. Exception and Exclusion. Nothing in this Agreement shall be deemed to prevent or limit the right of either Seller to be a passive owner of capital stock or other securities of any Person if such securities are regularly traded on any national securities exchange or have been registered under Section 12(g) of the

Securities Exchange Act of 1934; provided, however, that such passive ownership interest of both Sellers together shall not exceed, Directly or Indirectly, one percent (1%) of the issuer’s outstanding securities of that class.
     5. Confidential Information. During the Noncompetition Period, each Seller shall, except as required by law or by order of any court or government agency, keep and retain in strictest confidence and shall not divulge, communicate, use to the detriment of the Buyer Parties, or for the benefit of any other Person, or otherwise misuse, any Confidential Information. Nothing herein shall be construed to preclude the Sellers from using any Confidential Information in connection with their own Tax Returns or those of any employee or Affiliate.
     6. Equitable Remedies and Remedies at Law. The parties recognize that because of the nature of the subject matter of this Agreement it would be extremely difficult or impossible to determine the actual damages suffered and to be suffered by the Buyer Parties as a consequence of a breach of this Agreement by either Seller. Sellers therefore specifically agree that if either Seller commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Buyer Parties shall be entitled to all available legal and equitable remedies, including without limitation, injunctive relief, both preliminary and permanent, without any need on the part of the Buyer Parties to post a surety bond in connection therewith. In addition to such equitable relief, the Buyer Parties shall be entitled to seek all other lawful remedies upon either Seller’s breach of this Agreement, including money damages in appropriate cases. The rights and remedies of the parties to this Agreement are cumulative and not alternative.
     7. Severability.
          (a) Separate Covenants. The parties intend that the covenants set forth in Section 3 and in Section 5 of this Agreement be construed as a series of separate covenants. It is the desire and intent of the parties that the covenants be enforced to the fullest extent possible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular covenant set forth in Section 3 or in Section 5 shall be held to be invalid or unenforceable in whole or in part, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made and then only to the extent such provision is adjudicated to be invalid or unenforceable. If any particular covenant set forth in Section 3 of this Agreement shall be held to be invalid or unenforceable in whole or in part because of the scope of this Agreement or the Restricted Business, or the duration of the Noncompetition Period, the court making such determination (which shall be an Agreed Court as specified in Section 8 of this Agreement) shall have the power to reform the provisions of this Agreement to the maximum scope, time and/or geographic limitations permitted by applicable law.
          (b) Enforcement. The covenants of the Sellers under this Agreement shall be independent of any other contractual relationship between either Seller, on the one hand, and the Buyer Parties or the Sellers, on the other hand. Consequently, the existence of any claim or cause of action that either of the Sellers may have against the Buyer Parties shall not constitute a defense to the enforcement of this Agreement by the Buyer Parties.
     8. Exclusive Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought by or against any of the parties only in the courts of the State of Georgia, County of Fulton, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, Atlanta Division, and the applicable appellate courts for such courts (the “Agreed Courts”). Each of the parties specifically consents to the exclusive jurisdiction of the Agreed Courts in any such action or proceeding, waives any objection to venue laid therein, and agrees not to assert the doctrine of forum non conveniens in order to avoid the jurisdiction of or venue in the Agreed Courts. Every court located in the United States and elsewhere shall be obligated to give full faith and credit to any decision of the Agreed Courts. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
     9. Governing Law. This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the local laws of the State of Georgia applicable to agreements made and to be performed entirely within the State of Georgia (notwithstanding that a portion of the Geographic Area is located outside of the State of Georgia), without giving effect to its conflicts of laws provisions as part of the agreed-upon exchange contemplated by the Asset Purchase Agreement and this Agreement, the parties hereto have specifically agreed that in no event or circumstance shall the laws of Florida apply to any portion of this Agreement.
     10. Attorneys’ Fees. In connection with any action brought to enforce this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ and paralegals’ fees and costs incurred in connection with such litigation. The foregoing shall include reasonable attorneys’ and paralegals’ fees and costs incurred at trial, on any appeal and in any administrative or bankruptcy proceeding.
     11. Successors and Assigns. This Agreement will be binding upon the Buyer and each Seller and will inure to the benefit of the Buyer Parties and each Seller, and in each such case, its respective successors and assigns. Sellers specifically agree that in connection with any assignment of this Agreement by the Buyer, no consent of either Seller shall be required; provided, however, that the parties agree that the scope of the activities prohibited to the Sellers under Sections 3 and 5 of this Agreement shall not be increased solely by virtue of any such assignment. The Acquired Companies are specifically designated as third party beneficiaries of this Agreement.
     12. Recitals. The recitals set forth at the beginning of this Agreement are true and correct and by this reference are incorporated into the body of this Agreement.
     13. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by a party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other parties; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.
     14. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

Sellers:	Southern Saw Holdings, Inc.
Peter J. Boyle
President
1594 Evans Drive, SW
Atlanta, GA 30310-0010
Facsimile No.: (404) 752-9034

Buyer Parties:	Southern Saw Acquisition Corporation
c/o Kasco Corporation
300 Primera Blvd., Suite 432
Lake Mary, FL 32746
Attention: Luke E. Fichthorn III, Chairman
Facsimile No.: (407) 875-3398

Kasco Corporation
300 Primera Blvd., Suite 432
Lake Mary, FL 32746
Attention: Luke E. Fichthorn III, Chairman
Facsimile No.: (407) 875-3398
     15. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings relating to the subject matter hereof. In the event of any direct conflict between the express terms of the Asset Purchase Agreement and the express terms of this Agreement, the express terms of this Agreement shall control.
     16. Modifications and Amendments. All modifications or amendments to this Agreement shall be in writing and signed by the Buyer and Sellers.
     17. Rules of Construction. The following rules of construction shall be applicable to this Agreement:
          (a) The headings in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
          (b) As used herein, the plural includes the singular, the singular includes the plural and any reference to the gender of any person shall be deemed adjusted to connote the gender of the person intended to be designated by such reference.
          (c) The parties shall be deemed to have participated equally in the preparation of this Agreement, so that this Agreement shall not be construed more strictly against one party by virtue of such party’s being deemed responsible for its preparation than against the other parties.
     18. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto.
[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties, each thereunto duly authorized, have executed this Agreement as of the day and year first above written.

“SELLERS”

SOUTHERN SAW HOLDINGS, INC.

By:	/s/ Peter J. Boyle Peter J. Boyle
President

SOUTHERN SAW SERVICE, L.P.

By:	SOUTHERN SAW HOLDINGS, INC.,
its General Partner

By:	/s/ Peter J. Boyle Peter J. Boyle
President

“BUYER”

SOUTHERN SAW ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Luke E. Fichthorn, III Luke E. Fichthorn, III, Chairman and CEO